Exhibit 10.23

EXECUTION COPY

AMENDMENT NO. 1. TO

FORWARD EQUITY COMMITMENT AGREEMENT

        AMENDMENT NO. 1, dated as of September 29, 2008, to the Forward Equity Commitment Agreement (the “Agreement”) dated October 16, 2007, among CIT Group Inc., a Delaware corporation (the “Company”), Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Citigroup Global Markets Inc, (“Citi”).

        WHEREAS, the parties wish to amend certain terns and conditions of the Agreement;

        NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Company, Morgan Stanley and Citi hereby agree as follows:

1.        The first paragraph of the Agreement is hereby amended by replacing “during the period commencing on the date hereof and ending at the close of business on September 30, 2008” with “during the period commencing on the date hereof and ending at the close of business on September 30, 2009.”

2.        The third paragraph of the Agreement is hereby amended by replacing “shall be equal to an amount from and including 95% to 100% (as the Company and Morgan Stanley or Citi shall agree in such Underwriting Agreement), of the lesser of (1) the volume weighted average price (“VWAP”) of the Common Stock, as calculated for the period beginning at 3:00 p.m. Eastern Time and concluding at 4:00 p.m. Eastern Time on the third scheduled trading day immediately preceding the applicable Purchase Date on the New York Stock Exchange, as reported by Bloomberg Financial LP (using the CIT Equity AQR function) and (2) the closing price of the Common Stock on the New York Stock Exchange on the third scheduled trading day immediately preceding the applicable Purchase Date” with “shall be equal to an amount to be mutually agreed upon by the parties hereto.”

3.        Except as expressly amended hereby, the terms and conditions of the Agreement shall remain in full force and effect.

4.        This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(signature page follows)

CIT Treasury One CIT Drive Livingston. N1 07039	t: 973.740.5193 f: 973.535,3761 www.cit.com

        IN WITNESS WHEREOF, parties have caused this Amendment No. 1 to be executed as of the date first written above by their respective officers thereunto duly authorized.

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:
Agreed to and Accepted this 29th day of September, 2008

CIT GROUP INC.

By:	/s/ Glenn A. Votek
Name:	Glenn A. Votek
Title:	Executive Vice President and Treasurer

        IN WITNESS WHEREOF, parties have caused this Amendment No. 1 to be executed as of the date first written above by their respective officers thereunto duly authorized.

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Alexander Ivanov
Name:	Alexander Ivanov
Title:	Managing Director Citigroup Global Markets

Agreed to and Accepted this 29th day of September, 2008

CIT GROUP INC.

By:
Name:
Title:

        IN WITNESS WHEREOF, parties have caused this Amendment No. 1 to be executed as of the date first written above by their respective officers thereunto duly authorized.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Kenneth G. Pott
Name:	Kenneth G. Pott
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

Agreed to and Accepted this 29th day of September, 2008

CIT GROUP INC.

By:
Name:
Title: